Exhibit 99.1

PAVmed Provides Business Update and Reports Second Quarter 2026 Financial Results

Veris Health accelerated its commercial engagement with OSU-The James

Veris Health implantable physiological monitor achieved development milestones towards upcoming FDA submission

Lucid Diagnostics secured first laboratory benefit manager coverage policy for EsoGuard®

Conference call and webcast to be held today, August 14, at 8:30 AM EDT

NEW YORK, August 14, 2026 - PAVmed Inc. (NASDAQ: PAVM) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (NASDAQ: LUCD) (“Lucid”), Veris Health Inc. (“Veris”), and Octeris Medical Inc. (“Octeris”), and reported financial results for the second quarter ended June 30, 2026.

Conference Call and Webcast

The webcast will take place on Friday, August 14, 2026, at 8:30 AM and is accessible in the investor relations section of the Company’s website at pavmed.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “PAVmed Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at pavmed.com.

Business Update Highlights

“PAVmed saw tangible progress across its core businesses during this past quarter and recent weeks,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “Veris accelerated its commercial engagement with OSU-The James while progressing development of its implantable physiological monitor toward FDA submission. Lucid secured an important new commercial coverage policy for EsoGuard while continuing to advance its broader commercial initiatives. And, our relaunched medical device portfolio is on track with PortIO and Octeris progressing toward key milestones.”

Highlights from the second quarter and recent weeks:

●	Veris Health:

○	Increased patient onboarding at OSU-The James as commercial phase of strategic engagement accelerated and clinical rollout continued across additional departments.
○	Continued development of the implantable physiological monitor toward an early 2027 FDA 510(k) submission, with design freeze nearing completion and manufacturing test runs performing well in preliminary verification and validation ahead of final clinical testing.

●	Lucid Diagnostics announced second quarter 2026 financial results and key business developments, including:

○	Recognized $1.5 million in EsoGuard® Esophageal DNA Test revenue for 2Q26 and processed 2,770 EsoGuard tests.
○	Secured first laboratory benefit manager coverage policy for EsoGuard, which recognizes EsoGuard as medically necessary for patients meeting established screening criteria and has already been adopted by multiple client health plans.
○	Developed a health economic cost-effectiveness model evaluating EsoGuard screening to support commercial payor engagement and coverage decisions, with preliminary results demonstrating improved clinical outcomes and cost-effectiveness across nearly all modeled scenarios.

●	PAVmed Medical Device Portfolio:

○	PortIO first-in-human results published in the Journal of Vascular Access, demonstrating 100% device patency, 90% completion of the intended implant duration and no device-related adverse events.
○	Advanced PortIO’s FDA pre-submission process, with FDA meeting request planned for 4Q26.
○	Octeris continued development of its multimodal endoscopic imaging probe, improving form factor and image-processing speed, completing its FDA pre-submission draft, and preparing for clinical validation study at the University of North Carolina.

Financial Results:

●	For the three months ended June 30, 2026, operating expenses were approximately $7.1 million, which included stock-based compensation expenses of $0.9 million. GAAP net loss attributable to common stockholders was approximately $5.5 million, or $(0.87) per common share on a diluted basis.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted net loss was approximately $1.7 million or $(0.27) per common share.

●	PAVmed had cash and cash equivalents of $3.8 million as of June 30, 2026, compared to $1.5 million as of December 31, 2025.

●	The unaudited financial results for the three and six months ended June 30, 2026 were filed with the SEC on Form 10-Q on August 13, 2026, and are available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

●	To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three and six months ended June 30, 2026 and 2025 are as follows:

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
(in thousands except per-share amounts)
Revenue	$33	$6	$55	$14
Operating expenses	7,055	4,721	15,112	10,174
Other (Income) Expense, net	(424)	7,609	(7,395)	(16,460)
Net (Income) Loss	6,598	12,324	7,662	(6,300)
Net income (loss) per common share, diluted	$(0.87)	$(22.08)	$(3.17)	$3.94
Net income (loss) attributable to common stockholders	(5,479)	(13,308)	(12,467)	4,386
Preferred Stock dividends and deemed dividends	95	1,387	7,023	2,661
Net income (loss) as reported	(5,384)	(11,921)	(5,444)	7,047
Adjustments:
Depreciation and amortization expense[1]	19	22	39	65
Interest expense, net[2]	(8)	(4)	(24)	(7)
NCI ownership share of Interest and Depreciation adjustments	(256)	—	(507)	—
EBITDA	(5,629)	(11,903)	(5,936)	7,105

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	917	162	1,099	1,092
Operating expenses issued in stock[1]	—	53	1,951	103
Change in FV equity method investments	2,504	10,643	626	(10,361)
Change in FV convertible debt[2]	565	200	(2,795)	249
Loss on debt extinguishment[2]	—	—	3,422	58
Change in fair value – warrant liability	—	—	(1,831)	—
Change in fair value – rights liability	(24)	—	(54)	—
Non-GAAP adjusted (loss)	$(1,667)	$(845)	$(3,518)	$(1,754)
Non-GAAP shares outstanding, basic and diluted	6,269	603	3,938	533
Non-GAAP adjusted (loss) income per share, basic and diluted	$(0.27)	$(1.40)	$(0.89)	$(3.29)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense is included in operating expenses and is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
(in thousands except per-share amounts)
Cost of revenue	$122	$41	$219	$78
Stock-based compensation expense[3]	—	—	—	—
Net cost of revenue	122	41	219	78

Sales and marketing	215	220	430	467
Stock-based compensation expense[3]	(8)	(1)	(13)	(46)
Net sales and marketing	207	219	417	421

General and administrative	4,651	3,670	11,008	8,053
Depreciation expense	(19)	(22)	(39)	(65)
Operating expenses issued in stock	—	(53)	(1,951)	(103)
Stock-based compensation expense[3]	(874)	(148)	(1,029)	(944)
Net general and administrative	3,758	3,447	7,989	6,941

Research and development	2,067	790	3,455	1,576
Stock-based compensation expense[3]	(35)	(13)	(57)	(102)
Net research and development	2,032	777	3,398	1,474

Total operating expenses	7,055	4,721	15,112	10,174
Depreciation and amortization expense	(19)	(22)	(39)	(65)
Operating expenses issued in stock	—	(53)	(1,951)	(103)
Stock-based compensation expense[3]	(917)	(162)	(1,099)	(1,092)
Net operating expenses	$6,119	$4,484	$12,023	$8,914

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed or Lucid after its most recent Annual Report. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

Vice President

PAVmed and Lucid Diagnostics

mjr@pavmed.com